                       SECURITIES AND EXCHANGE COMMISSION
                            SCHEDULE 14A INFORMATION
                           Proxy Statement Pursuant to
              Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/  /     Preliminary Proxy Statement
/  /     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/  /     Definitive Proxy Statement
/  /     Definitive Additional Materials
/x/      Soliciting Material Pursuant to Rule 14a-11(o) or Rule 14a-12

                          WESTERN STANDARD CORPORATION
 -------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

 -------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x /     No fee required
/  /     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1)   Title of each class of securities to which transaction applies:

         2)   Aggregate number of securities to which transaction applies:

         3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
              (set forth the amount on which the filing fee is calculated and state how it was determined):

         4)   Proposed maximum aggregate value of transaction:

         5)   Total fee paid herewith:

/  /     Fee paid previously with preliminary materials:  N/A
/  /     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         1)   Amount Previously Paid:

         2)   Form, Schedule or Registration Statement No.:

         3)   Filing Party:

         4)   Date Filed:

                          WESTERN STANDARD CORPORATION
                           COMMISSION FILE NO. 0-3802

                                                 November 16, 2004

FOR IMMEDIATE RELEASE:

CONTACTS:
Manuel B. Lopez, President
Western Standard Corporation
307-734-3177

WESTERN STANDARD CORPORATION
ANNOUNCES MERGER AGREEMENT

     Jackson,  Wyoming--Western  Standard Corporation  ("Westan") (OTCBB: WSTD),
indirect owner and operator of the Snow King Resort in Jackson,  Wyoming,  today announced the execution of a merger agreement. Pursuant to the merger agreement,
Snow King  Interests  LLC ("SKI"),  an entity  controlled by Manuel B. Lopez and
James M. Peck,  officers and  directors of Westan,  have agreed to pay $0.32 per share,  in cash, for each share of common stock of Westan not currently owned by
Messrs.  Lopez or Peck or their affiliates and Westan will become a wholly-owned subsidiary  of SKI.  Consummation  of the  transaction  is  subject  to  various conditions, including, among other things, the approval by Westan's stockholders and the obtaining of various regulatory  approvals.  If the transaction fails to close because of SKI's inability to obtain financing, Westan will be entitled to debt  forgiveness in the amount of  approximately  $100,000.  The transaction is expected to be  consummated  early in the first quarter of calendar 2005 and the merger  agreement  provides that the transaction  must be completed by March 31,
2005 unless extended by the parties.

     The merger  agreement was signed November 15, 2004. A special  committee of the Board of Directors of Westan determined that the merger agreement is fair to and in the best interests of the public  stockholders  of Westan and recommended that the  Board of  Directors  of  Westan  approve  the  merger  and the  merger agreement.  The members of the Board, including Messrs. Lopez and Peck who fully disclosed their interest in SKI,  determined  that the merger  agreement and the transactions  contemplated  thereby are fair to and in the best interests of the public stockholders of Westan and approved the merger and the merger agreement.

     Messrs.  Lopez and Peck have  agreed to vote  shares held by them and their affiliates  in  accordance  with the  majority of shares cast for or against the proposed merger by unaffiliated stockholders voting in person or by proxy at the special  meeting.  The merger  agreement  allows the  Westan  Board to  consider superior  offers which,  if accepted,  requires  Westan to pay a break-up fee of
$50,000.

INFORMATION CONCERNING PARTICIPANTS

     Westan  and  its  directors  may  be  deemed  to  be  participants  in  the solicitation of proxies from Westan  stockholders to approve the merger.  Two of the  directors of Westan have an interest in the merger that differs from or may be in  addition  to  the  interests  of  Westan  stockholders  generally.  Those interests, which will be described in greater detail in the proxy statement with respect to the  merger,  include the  interest of Messrs.  Lopez and Peck in the equity of SKI.

IMPORTANT INFORMATION AND WHERE TO FIND IT

     Westan  plans  to file  and  mail  to its  stockholders  a proxy  statement containing  information about Westan,  the proposed merger, and related matters.
Stockholders  are  urged  to  read  the  proxy  statement  carefully  when it is available,  as it will contain important  information that  stockholders  should understand  before making a decision about the merger.  When the proxy statement is completed,  Westan will mail it to its stockholders to seek their approval of the merger.  The proxy  statement  (when it is filed),  as well as other filings containing information about Westan, can be obtained without charge at the SEC's web site (http://www.sec.gov). Copies of ------------------ the proxy statement, when  available,  and  Westan's  SEC filings  will also be  obtainable,  without charge, from James M. Peck, Westan's Secretary at Western Standard  Corporation,
400 East  Snow King  Avenue,  Post  Office  Box 1846,  Jackson,  Wyoming  83001,
307-734-3177.

     This press release contains  forward-looking  statements that involve risks and  uncertainties  relating to future  events,  including  whether and when the proposed merger will be consummated.  These risks and uncertainties  could cause actual events or results to differ materially from those expressed or implied by the forward-looking  statements.  These factors include, but are not limited to, risks that  stockholder  approval,  and other clearances and consents may not be obtained  in a timely  manner  or at all and that any  other  conditions  to the merger  may not be  satisfied.  Westan  assumes  no  obligation  to  update  the forward-looking information.